UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2005

American Medical Alert Corp.
(Exact name of registrant as specified in its charter)

New York	333-54992	11-2571221
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3265 Lawson Boulevard, Oceanside, New York	11572
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 536-5850

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 9, 2005, American Medical Alert Corp. (the "Company"), through its indirect wholly owned subsidiary, Answer Connecticut Acquisition Corp., completed the acquisition of the operating assets of Answer Connecticut, Inc., a telephone answering service company located in Newington, CT and doing business as ACT Teleservices.

The closing of this transaction was initially reported by the Company in a Current Report on Form 8-K filed on December 14, 2005. This amendment is being filed to amend and restate Items 9.01(a) and 9.01(b) of such report in their entirety.

Item 9.01. Financial Statements and Exhibits.

(a)  Financial statements of Business Acquired.

The audited financial statements of Answer Connecticut, Inc. ("ACT") and the report of Fiondella Milone & LaSaracina, LLP, the Company's independent auditor, relating to such audited financial statements, are attached hereto as Exhibit 99.2.

(b) Pro Forma Financial Information.

The unaudited pro forma financial statements of the Company are attached hereto Exhibit 99.3. The pro forma financial statements are not necessarily indicative of the results that would have actually been attained if the transaction had been in effect on the dates indicated or which may be attained in the future. Such statements should be read in conjunction with the historical financial statements of the Company and ACT.

(c)  Exhibits.

No.  Description

10.1	Asset Purchase Agreement, dated December 9, 2005 (previously filed as Exhibit 10.1 of the Company's Current Report on Form 8-K filed on December 14, 2005)

23.1	Consent of Independent Auditors

99.1	Press release announcing the purchase of the assets of Answer Connecticut, Inc. (previously filed as Exhibit 99.1 of the Company's Current Report on Form 8-K filed on December 14, 2005)

99.2	Audited financial statements of Answer Connecticut, Inc.

99.3	Pro forma financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 17, 2006

AMERICAN MEDICAL ALERT CORP.

By:	/s/ Richard Rallo
Name: Richard Rallo
Title: Chief Financial Officer